UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2009

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	0-23064	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2009, the stock option committee of the Board of Directors of Southwest Bancorp, Inc. granted an award of 2,200 shares of restricted common stock with a market value at that date of $19,580 to each of the eleven non-officer directors. The awards were granted under the 2008 Stock Based Award Plan, which was approved by shareholders at the 2008 Annual Meeting. The total market value and terms of the awards were approximately the same as those applicable to awards of restricted stock granted to directors in January 2006, 2007, and 2008, provided that the market value was prorated based upon time in service for directors who first joined the Board during the prior year. The restrictions on exercise of the awards expire 1/3 each on the first, second, and third anniversaries of the dates of grant, provided that all restrictions terminate upon a change in control of Southwest Bancorp, Inc. or the disability or death of the recipient.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

January 29, 2009	By:	Rick Green

Name: Rick Green
Title: President and CEO